UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2008

BIOMETRX, INC.
(Exact name of registrant as specified in its Charter)

Delaware	0-15807	31-1190725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

500 North Broadway, Suite 204, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 937-2828
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 19, 2008, BioMETRX, Inc. (the “Company”) announced in a press release that it entered into a agreement with Biometric Investors, LLC. (“BIL”) whereby the Company will seek to acquire the assets of Sequiam Corporation (‘Sequiam”). BIL is Sequiam’s secured creditor. In connection with this transaction BIL has agreed to provide no less than $6.0 million in new capital to the Company. Crestview Capital Partners, the majority owner of BIL has agreed to be the lead investor in this new financing.

The agreement is subject to BIL’s ability to secure the timely possession of Sequiam’s assets and the lawful authority to transfer those assets to the Company, free and clear of all liens.
A copy of the press release is attached as an Exhibit.

Item 9.01 Financial Statements and Exhibits

c)	Exhibits

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMETRX, INC. (Registrant)

Date: March 24, 2008	By:	/s/ Mark Basile
Mark Basile
Chief Executive Officer